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                                                                  EXHIBIT 10.13

            SECOND AMENDMENT TO GENERAL LOAN AND SECURITY AGREEMENT



     This Second Amendment to General Loan and Security Agreement made and entered into as of the 1st day of September, 1996, (the "Second Amendment Agreement") by and between WAVE TECHNOLOGIES INTERNATIONAL, INC. (hereinafter referred to as "Borrower") and COMMERCE BANK, NATIONAL ASSOCIATION (hereinafter referred to as "Bank").

     WHEREAS, the Borrower and Bank are parties to a General Loan and Security Agreement dated as of August 31, 1995, as amended on January 5, 1996, (said agreement, as amended, hereinafter referred to as the "Agreement"); and

     WHEREAS, Borrower has requested the Bank to amend certain terms of the Agreement upon the terms and conditions herein contained.

     NOW, THEREFORE, in consideration of the mutual promises and agreements hereafter made by and between the parties hereto, the parties hereto do mutually agree as follows:

     1. Words and phrases having defined meanings in the Agreement will have the same meanings when used herein.

     2. The definition of Commitment Amount in Section 1.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "Commitment Amount" means Two Million Dollars ($2,000,000) from September 1, 1996, until the Termination Date, and shall thereafter mean the amount, if any, agreed to by Commerce and Borrower and evidenced by a Line of Credit Note prepared by Commerce and executed by Borrower.

     3. The definition of Termination Date in Section 1.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "Termination Date" shall mean September 1, 1997, but shall be deemed to be amended without further action to correspond to the Maturity Date of any renewal or modification of the Line of Credit Note.

     4. Section 6.19 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

     6.19 Tangible Net Worth. Borrower shall maintain at all times a Combined Tangible Net Worth of not less than Three Million Dollars ($3,000,000).
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     4.  It is expressly understood that except as specifically modified hereby, all of the terms, covenants, conditions, representations, warranties, and provisions contained in the Agreement shall remain in full force and effect.

     Oral agreements or commitments to loan money, extend credit or forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us except as we may later agree in writing to modify it.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

                                       WAVE TECHNOLOGIES INTERNATIONAL, INC.

                                       By: /s/ J. Michael Bowles
                                          ----------------------
                                               Title: CFO

                                       COMMERCE BANK, NATIONAL ASSOCIATION

                                       By: /s/ Scott B. Lan
                                           ----------------
                                              Title: AVP